EXHIBIT 99.1

Contact: Anne-Marie Megela

Senior Director, Investor Relations

1.800.2GEVITY (1.800.243.8489), x4672

annemarie.megela@gevity.com

GEVITY MEETS UNIT AND PROFIT GROWTH TARGETS IN 2005; EXPECTS DOUBLE DIGIT GROWTH IN 2006

Board of Directors Authorizes Additional Share Repurchase Program and Increases Quarterly Dividend

BRADENTON, FL, February 28, 2006 - Gevity (NASDAQ: GVHR), the leading provider of a comprehensive insourced employment management solution for small and medium-sized businesses, announced today that for the year ended December 31, 2005 revenues reached $608.8 million, up 4.0% from $585.5 million in 2004, while diluted earnings per share rose 5.6% to $1.31 from pro forma diluted earnings per share of $1.24.

“In 2005 we delivered on our stated growth and profitability goals and completed the final stages of the three year transition of our business model said Erik Vonk, Gevity’s Chairman and Chief Executive Officer. “We have substantially upgraded our comprehensive solution through the implementation of the 2005 Generation of Services, which puts true value-enhancing HR support for Gevity's clients at its core by bundling workforce alignment services with administrative relief and business protection support. On the insurance side, we have added carrier choice and significantly reduced the imbedded risk dynamic through our insurance risk neutrality strategy. We now offer industry leading multi-carrier health benefits choices and a workers’ compensation option with far less exposure to risk. As a result of this transformation, our company is now fully focused on accelerating growth based on the transfer of HR value to our clients, rather than on the assumption of medical or workers’ compensation risk. We expect this to have a positive impact on our financial model as we increasingly generate more professional service fees and depend less on volatile insurance contributions.”

Key Accomplishments

Client Employee Growth

For the full year 2005, Gevity realized net growth of approximately 6,800 client employees, or 5.2%. New client employee production in 2005 was approximately 30,600, an increase of 21.5% compared to production in 2004. With client employee attrition of approximately 25,200 in 2005, client retention was 82.5% compared to 77% in 2004.

Investments in Growth and Value Catalysts

In 2005, while increasing overall profitability, the company accelerated its investments in growth and value catalysts for 2006, including:

•	Resources solely dedicated to new office openings
•	A new dedicated middle market initiative
•	An enhanced Gevity on-line portal
•	The appointment of a Chief Operating Officer and Chief Administrative Officer to improve sales and service delivery execution and pursue acquisitions,
•	A SAS 70 audit report

Multi Carrier Health Benefits Choices

Gevity’s health benefit carriers have been expanded to include UnitedHealthcare in addition to Aetna, BCBS of Florida and Kaiser Permanente. This multi-carrier arrangement provides Gevity’s clients with greater network and plan choices. The company expects that the ability to offer this unique palette of health care options will facilitate further growth in existing markets and provides a superior platform for new market expansion.

Insurance Neutrality

At the end of 2005, Gevity reached the critical milestone of achieving insurance risk neutrality by reducing its workers’ compensation per-occurrence deductible for the 2006 workers’ compensation program to $500,000. Reaching insurance risk neutrality signifies the completion of the company’s final steps away from a hybrid insurance business model in which financial results relied on the assumption of health benefits and workers’ compensation insurance risks. Gevity is preserving insurance neutrality as it expands its health plan offerings through a fully-insured program with UnitedHealthcare.

Increasing Long-Term Shareholder Value

Gevity’s achievements in 2005, combined with positive trends in early 2006, give confidence to the company’s Board of Directors to authorize an additional share repurchase program and an increased dividend.

In January 2006, the company completed its previously announced share repurchase program. In total, the company repurchased 1.8 million shares at a cost of $50 million.

Under the new share repurchase program, the Board of Directors has authorized the purchase of up to 1.0 million additional shares. Share repurchases under the new program may be made through open market repurchases, block trades or in private transactions at such times and in such amounts as the company deems appropriate, based on a variety of factors including price, regulatory requirements, market conditions and other corporate opportunities.

Gevity also announced today that its Board of Directors has approved an increased dividend on its common shares to a quarterly rate of $0.09 per share, or a 28.6% increase over the previous quarterly rate of $0.07 per share. This is the company’s 21st consecutive dividend, payable April 28, 2006 to shareholders of record April 14, 2006.

Mr. Vonk stated, “These actions demonstrate our confidence in Gevity’s future and further validate our commitment to building long-term value and returns for our shareholders. Given our current cash position and expected cash flow generation, we will have the cash necessary to continue supporting our existing growth strategy, both organically and through acquisitions, while providing attractive returns to shareholders.”

Guidance

Building from the company’s forward momentum developed in 2005, the successful completion of the three year business model transformation process and with the growth and value catalysts in place, the company expects to generate double-digit growth in revenues, client employee count and earnings in 2006.

Mr. Vonk said, “As a result of our accomplishments in 2005, we are now in a position to fully execute on our multi-layered growth strategy and take advantage of professional service fee opportunities that are afforded to us because of our unique approach.”  Mr. Vonk continued, “Further, we expect our expanded fully-insured health benefits offerings and middle market initiative to have a positive impact in the second half of the year and the opening of new markets in the fourth quarter to further add to unit growth. Given the timing of the rollout of these initiatives we anticipate growth will accelerate during the second half of 2006.”

Earnings Conference Call

To participate in the call, dial 1.866.617.6634 in the U.S. and Canada. Dial 1.706.679.0889 internationally. Ask for the Gevity conference call and provide the following pass code: 4674053. Allow five to ten minutes before 10:30 a.m. Eastern Time to secure the line. Listen to the call live on gevity.com. Allow five to ten minutes before 10:30 a.m. Eastern Time to register (Minimum requirements to listen to broadcast: The Windows Media Player software, downloadable free from Media Player and at least a 28.8 KBPS connection to the Internet). If you are unable to listen to the live call, audio will be archived on the Gevity website. To access the replay, visit the Investor Relations section of gevity.com.

About Gevity

Gevity provides a comprehensive insourced employment management solution for small and medium-sized businesses that helps clients increase profits, grow sales and improve customer satisfaction. Our unique approach integrates three key drivers of business success: workforce alignment, administrative relief and business protection. We deliver our solution through our innovative people, processing and portal approach, combining the resources of our highly skilled human resource consultants and our scalable, web-enabled technology platform.

(Tables Attached)

A copy of this press release can be found on the company’s website at www.gevity.com.

Pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"), Gevity HR, Inc. ("Gevity" or the "Company") is hereby providing cautionary statements identifying important factors that could cause the Company's actual results to differ materially from those projected in forward-looking statements (as such term is defined in the Reform Act) made by or on behalf of the Company herein, in other filings made by the Company with the Securities and Exchange Commission, in press releases or other writings, including in electronic form on its internet web site(s), or orally, whether in presentations, in response to questions or otherwise. Any statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as "will result," "are expected to," "anticipated," "plans," "intends," "will continue," "estimated," and "projection") are not historical facts and may be forward-looking and, accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. These factors are described in further detail in the Company's Annual Report on Form 10-K and in other filings by the Company with the Securities and Exchange Commission. The Company cautions that these factors could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for management to predict all of such factors. Further, management cannot assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

      GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in $000’s, except per share data)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2005	2004	2005	2004

Revenues	$154,172	$153,533	$608,797	$585,481
Cost of services	98,655	99,753	413,807	406,140

Gross profit	55,517	53,780	194,990	179,341

Operating expenses:
Salaries, wages and commissions	23,268	19,211	76,033	71,803
Other general and administrative	14,902	11,518	49,312	41,809
Depreciation and amortization	3,528	3,835	14,635	14,168

Total operating expenses	41,698	34,564	139,980	127,780

Operating income	13,819	19,216	55,010	51,561
Interest income, net	310	52	978	833
Other expense, net	(38)	(1)	--	(101)

Income before income taxes	14,091	19,267	55,988	52,293
Income tax provision	4,197	6,776	18,610	17,675

Net income	9,894	12,491	37,378	34,618
Non-recurring, non-cash charge attributable to the
acceleration of the unamortized discount associated
with the conversion into common stock of all shares
of the Series A convertible, redeemable preferred stock	--	--	--	29,317
Non-cash charges attributable to beneficial conversion
feature and accretion of redemption value of the
Series A convertible, redeemable preferred stock	--	--	--	129
Series A convertible, redeemable preferred stock dividends	--	--	--	434

Net income attributable to common shareholders	$9,894	$12,491	$37,378	$4,738

Net income per common share - diluted	$0.35	$0.44	$1.31	$0.18

Weighted average common shares outstanding- diluted	28,291	28,403	28,534	25,735

Pro forma net income per common share - diluted	$0.35	$0.44	$1.31	$1.24

Pro forma weighted average common shares outstanding- diluted	28,291	28,403	28,534	27,829

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in $000’s)

	December 31, 2005	December 31, 2004

ASSETS
Current assets:

Cash and cash equivalents	$52,525	$40,776
Marketable securities - restricted	4,314	10,201
Accounts receivable, net	113,864	99,790
Short-term workers' compensation receivable, net	32,552	33,405
Other current assets	15,713	5,982

Total current assets	218,968	190,154
Property and equipment, net	13,810	10,079
Long-term marketable securities - restricted	7,891	8,435
Long-term workers' compensation receivable, net	95,766	79,310
Intangible assets, net	30,494	40,133
Goodwill and other assets	20,940	11,476

Total assets	$387,869	$339,587

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accrued payroll and payroll taxes	$152,940	$111,687
Accrued insurance premiums, health and
workers' compensation insurance reserves	20,536	23,191

Customer deposits and prepayments	8,315	11,897

Deferred tax liability, net	31,567	1,718

Accounts payable and other accrued liabilities	11,841	18,335

Total current liabilities	225,199	166,828

Other long-term liabilities	7,255	7,585

Total liabilities	232,454	174,413

Total shareholders' equity	155,415	165,174

Total liabilities and shareholders' equity	$387,869	$339,587

GEVITY HR, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in $000’s)

	For the Year Ended December 31,
	2005	2004

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$37,378	$34,618

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
Depreciation and amortization	14,635	14,168

Deferred tax provision, net	10,428	1,452

Provision for bad debts	598	348

Other	647	195

Changes in operating working capital	(3,160)	(135,230)

Net cash provided by (used in) operating activities	60,526	(84,449)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities and
certificates of deposit	(5,293)	(133,878)

Maturities of marketable securities and
certificates of deposit	11,085	227,515

Assets acquired in business acquisitions	--	(40,617)

Capital expenditures	(6,240)	(4,575)

Net cash (used in) provided by investing activities	(448)	48,445

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from credit line borrowing	1,297	27,000

Payments on credit line borrowing	(1,297)	(27,000)

Debt issuance cost	--	(192)

Proceeds from secondary stock offering	--	34,727

Proceeds from exercise of stock options	5,154	3,571

Dividends paid	(7,454)	(6,008)

Purchase of treasury stock	(46,029)	--

Net cash (used in) provided by financing activities	(48,329)	32,098

Net increase (decrease) in cash and cash equivalents	11,749	(3,906)
Cash and cash equivalents - beginning of period	40,776	44,682

Cash and cash equivalents - end of period	$52,525	$40,776

      GEVITY HR, INC.
Non-GAAP Financial Information
(in $000’s)

The following table reconciles Gevity HR, Inc. (the “Company”) results calculated using Generally Accepted Accounting Principles (“GAAP”) and results reported excluding certain charges (“non-GAAP financial information”) for the periods presented. The pro forma non-GAAP financial information is included to provide investors a more complete and transparent understanding of the Company’s underlying operational results and trends, but should only be used in conjunction with results reported in accordance with GAAP. The Company believes that the pro forma non-GAAP financial information set forth below provides useful information to show the effect on diluted earnings per share when the non-recurring, non-cash charge to retained earnings to accelerate the amortization of the discount associated with the Series A convertible redeemable preferred stock (the “Preferred Stock”), the accretion of redemption value of the Preferred Stock prior to conversion and the related Preferred Stock dividends, are excluded, in light of the full conversion of the Preferred Stock into common stock on May 19, 2004. There were no pro forma adjustments related to the three-month periods ended December 31, 2005 and 2004 and for the year ended December 31, 2005.

Reconciliation of Pro Forma Non-GAAP Financial Information:

For the Year Ended December 31, 2004

Net income attributable to
common shareholders for purposes
of computing diluted earnings per
share (GAAP)	$4,738

Pro forma adjustments:
Non-recurring, non-cash charge
attributable to the acceleration of the
unamortized discount associated with
the conversion into common stock of
all shares of the Preferred Stock	29,317
Non-cash charges attributable to
beneficial conversion feature
and accretion of redemption value of
the Preferred Stock	129
Preferred Stock dividends	434

Pro forma net income for diluted
earnings per share calculation
(non-GAAP)	$34,618

Diluted earnings per share (GAAP)	$0.18

Pro forma diluted earnings per
share (non-GAAP)	$1.24

Diluted weighted average
shares outstanding (GAAP)	25,735
Pro forma effect of dilutive securities:
Preferred Stock	2,094

Pro forma diluted weighted average
shares outstanding (non-GAAP)	27,829

GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	4th Quarter 2005	4th Quarter 2004	Percentage Change

Client employees at period end	136,687	129,876	5.2%
Clients at period end (1)	8,226	8,539	-3.7%
Average number of client employees/
clients at period end	16.62	15.21	9.3%
Average number of client
employees paid by month (2)	126,812	121,497	4.4%
Number of workers' compensation claims	1,515	1,606	-5.7%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.25x	1.36x	-8.1%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.05	$3.26	-6.4%
Workers' compensation billing per
one hundred dollars of workers'
compensation wages (3)	$2.42	$2.62	-7.6%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$0.44	$1.34	-67.2%
Client employee health benefits
plan participation	38%	38%	--%
Annualized average wage per average number
of client employees paid by month (4)	$42,843	$40,480	5.8%
Annualized professional service fees
per average number of client employees
paid by month (4), (5)	$1,142	$1,163	-1.8%
Annualized total gross profit per average
number of client employees paid
by month (4)	$1,751	$1,771	-1.1%
Annualized operating income per average
number of client employees paid
by month (4)	$436	$633	-31.1%

(1)	Client accounts as measured by individual client Federal Employer Identification Number (FEIN).

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers’ compensation wages exclude the wages of clients electing out of the Company’s workers’ compensation program.

(4)	Annualized statistical information is based upon actual quarter-to-date amounts which have been annualized (divided by 3 and multiplied by 12) and then divided by the average number of client employees paid by month.

(5)	The annualized professional service fees are based upon information from the following table (in thousands):

	4th Quarter 2005	4th Quarter 2004

Revenues:
Professional service fees	$36,214	$35,336
Employee health and welfare benefits	85,971	84,691
Workers' compensation	29,373	30,926
State unemployment taxes and other	2,614	2,580

Total revenues	$154,172	$153,533

(6)	Manual premium rate data is derived from tables of AIG in effect for 2005 and 2004, respectively.

GEVITY HR, INC.
STATISTICAL DATA
(unaudited)

	Twelve Months 2005	Twelve Months 2004	Percentage Change

Client employees at period end	136,687	129,876	5.2%
Clients at period end (1)	8,226	8,539	-3.7%
Average number of client employees/
clients at period end	16.62	15.21	9.3%
Average number of client
employees paid by month (2)	122,356	119,857	2.1%
Number of workers' compensation claims	6,232	6,489	-4.0%
Frequency of workers' compensation
claims per one million dollars
of workers' compensation wages (3)	1.42x	1.59x	-10.7%
Workers' compensation manual
premium per one hundred dollars
of workers' compensation wages (3), (6)	$3.22	$3.50	-8.0%
Workers' compensation billing per
per hundred dollars of workers'
compensation wages (3)	$2.62	$2.88	-9.0%
Workers' compensation cost per
one hundred dollars of workers'
compensation wages (3)	$1.37	$1.91	-28.3%
Client employee health benefits
plan participation	38%	38%	--%
Average wage per average number of
client employees paid by month (4)	$39,040	$35,953	8.6%
Professional service fees per
average number of client employees
paid by month (4), (5)	$1,150	$1,125	2.2%
Total gross profit per average number
of client employees paid by month (4)	$1,594	$1,496	6.6%
Operating income per average
number of client employees paid
by month (4)	$450	$430	4.7%

(1)	Client accounts as measured by individual client Federal Employer Identification Number (FEIN).

(2)	The average number of client employees paid by month is calculated based upon the sum of the number of paid client employees at the end of each month divided by the number of months in the period.

(3)	Workers’ compensation wages exclude the wages of clients electing out of the Company’s workers’ compensation program.

(4)	Statistical information is based upon actual year-to-date amounts divided by the average number of client employees paid by month.

(5)	Professional service fees are based upon information from the following table (in thousands):

	Twelve Months 2005	Twelve Months 2004

Revenues:
Professional service fees	$140,698	$134,781
Employee health and welfare benefits	331,215	314,494
Worker's compensation	114,778	117,669
State unemployment taxes and other	22,106	18,537

Total revenues	$608,797	$585,481

(6)	Manual premium rate data is derived from tables of AIG in effect for 2005 and 2004, respectively.